                                                Filed pursuant to Rule 424(b)(2)
                                                Registration No. 33-61601-01


                   Pricing Supplement, dated March 25, 1996
                  to Prospectus dated September 27, 1995 and
                 Prospectus Supplement dated October 6, 1995

                              BANPONCE FINANCIAL

                             MEDIUM-TERM SERIES C

             Due From Nine Months to 30 Years From Date of Issue

             Payment of Principal, Premium, if any, and Interest

              Unconditionally Guaranteed by Banponce Corporation



PRINCIPAL AMOUNT....................................... U.S. $15,000,000.00


ORIGINAL ISSUE DATE.................................... March 25, 1996


MATURITY DATE ......................................... March 26, 2001


GLOBAL NOTE............................................ Yes


INITIAL INTEREST RATE.................................. 6.66%


INTEREST RATE BASIS.................................... Fixed


INDEX MATURITY......................................... N/A


SPREAD................................................. N/A


INTEREST RATE RESET PERIOD............................. N/A


INTEREST PAYMENT PERIOD................................ June 15, December 15
                                                        and at the
                                                        maturity date.


The proceeds from the issuance of the Note to which this Pricing Supplement relates will be used to finance Equity One, Inc.